Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees
Of ProFunds:

In planning and performing our audits of the financial statements of ProFunds
(comprised of the Bull ProFund, Mid-Cap
ProFund, Small-Cap ProFund,
NASDAQ-100 ProFund, Large-Cap
Value ProFund, Large-Cap Growth
ProFund, Mid-Cap Value ProFund,
Mid-Cap Growth ProFund, Small-Cap
Value ProFund, Small-Cap Growth
ProFund, Europe 30 ProFund,
UltraBull ProFund, UltraMid-Cap
ProFund, UltraSmall-Cap ProFund,
UltraDow 30 ProFund,
UltraNASDAQ-100 ProFund,
UltraInternational ProFund,
UltraEmerging Markets ProFund,
UltraLatin America ProFund, UltraChina
ProFund, UltraJapan ProFund, Bear
ProFund, Short Small-Cap ProFund,
Short NASDAQ-100 ProFund, UltraBear
ProFund, UltraShort Mid-Cap ProFund,
UltraShort Small-Cap ProFund, UltraShort
Dow 30 ProFund, UltraShort
NASDAQ-100 ProFund, UltraShort
International ProFund, UltraShort
Emerging Markets ProFund, UltraShort
Latin America ProFund, UltraShort China
ProFund, UltraShort Japan ProFund,
Banks UltraSector ProFund, Basic
Materials UltraSector ProFund,
Biotechnology UltraSector ProFund,
Consumer Goods UltraSector ProFund,
Consumer Services UltraSector
ProFund, Financials UltraSector
ProFund, Health Care UltraSector ProFund,
Industrials UltraSector ProFund,
Internet UltraSector ProFund, Mobile
Telecommunications UltraSector
ProFund, Oil & Gas UltraSector
ProFund, Oil Equipment, Services
& Distribution UltraSector ProFund,
Pharmaceuticals UltraSector ProFund,
Precious Metals UltraSector ProFund,
Real Estate UltraSector ProFund,
Semiconductor UltraSector ProFund,
Technology UltraSector ProFund,
Telecommunications UltraSector ProFund,
Utilities UltraSector ProFund, Short Oil &
Gas ProFund, Short Precious Metals
ProFund, Short Real Estate ProFund,
U.S. Government Plus ProFund, Rising
Rates Opportunity 10 ProFund, Rising
Rates Opportunity ProFund, Rising U.S.
Dollar ProFund, and Falling U.S. Dollar
ProFund) (the Funds) as of and for the
year ended July 31, 2010, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Funds internal control over financial
reporting, including controls over
safeguarding securities, as a basis
for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with GAAP,
and that receipts and expenditures
of the fund are being made only in
accordance with authorizations of
management and directors of the
funds; and (3) provide reasonable
assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2010.

This report is intended solely for the
information and use of management and
the Board of Trustees of the Funds
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP

Columbus, Ohio
September 24, 2010